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                                                                      Exhibit 5
                                                                      ---------


                    Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                            New York, NY 10019-6064

                                December 15, 1995

IBP, inc.
IBP Avenue
Post Office Box 515
Dakota City, Nebraska  68731

                       Registration Statement on Form S-3
                            Registration No. 33-64459

Ladies and Gentlemen:

                 In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by IBP, inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder.


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IBP, inc.                                                                      2



The Registration Statement relates to the offering from time to time of the Company's Debt Securities (the "Debt Securities") to be issued under an indenture (the "Indenture") to be entered into by the Company and The Bank of New York, as Trustee (the "Trustee"), having an aggregate initial public offering price not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

                 In this connection we have examined (i) originals, photocopies or conformed copies of the Registration Statement (including all amendments thereto), (ii) the form of the Indenture filed as an exhibit to the Registration Statement, (iii) the Company's Restated Certificate of Incorporation and By-laws, and (iv) records of certain of the Company's corporate proceedings relating to, among other things, the proposed issuance and sale of the Debt Securities. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all


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IBP, inc.                                                                      3


signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies and the legal capacity of natural persons executing the documents we have examined, none of which facts we have independently verified.

                 In rendering the opinion set forth below, we have assumed that
(i) the Indenture will be duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, (ii) the Indenture will be executed and delivered in substantially the form filed as an exhibit to the Registration Statement and (iii) the Indenture, when so executed and delivered, will represent a valid and binding obligation of the Trustee. We have also assumed, with respect to the Debt Securities of a particular series offered (the "Offered Debt Securities"), that (a) the terms of issue and sale of the Offered Debt Securities shall have been duly established in accordance with the Indenture and (b) the Offered Debt Securities will be duly authorized, issued and


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IBP, inc.                                                                      4




delivered by the Company and duly authenticated by the Trustee all in accordance with the terms of the Indenture and against payment by the purchasers thereof at the agreed consideration therefor.

                 Based on the foregoing, we are of the opinion that the Offered Debt Securities, when issued, authenticated and delivered in accordance with the terms of the Indenture and against payment by the purchasers thereof at the agreed consideration therefor, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                 Our opinion expressed above is limited to the laws of the State of New York and the federal laws of the United States of America. Our opinion is rendered only with respect


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IBP, inc.                                                                      5




to the laws, and the rules, regulations and orders thereunder, that are currently in effect.

                 We hereby consent to the use of our name in the Registration Statement and in the related prospectus as the same appears in the caption "Validity of the Debt Securities" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.



                                           Very truly yours,

                          PAUL, WEISS, RIFKIND, WHARTON & GARRISON